CUSIP NO. 67081P 10 5	FORM 4	EXHIBIT 1

Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

WILLARD J. VAN SINGEL TRUST

WILLARD J. VAN SINGEL 2008 GRANTOR RETAINED ANNUITY TRUST

WILLARD J. VAN SINGEL MARITAL TRUST

VAN SINGEL HOLDINGS, LLC

VAN SINGEL FAMILY FOUNDATION

Gordon J. Van Singel

John A. Van Singel

Designated Filer:  Willard J. Van Singel Trust

Issuer and Ticker Symbol:  O.A.K. Financial Corporation [OKFC]

Date of Event Requiring Statement:  December 21, 2009